UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LORD ABBETT INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following information should be read in conjunction with the definitive proxy statement (the “Proxy Statement”) on Schedule 14A, filed by the Registrant with the U.S. Securities and Exchange Commission on September 4, 2007 and mailed to the Registrant’s shareholders on or about September 4, 2007, in connection with a joint meeting of the shareholders to take place on November 9, 2007, of Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund (the “Limited Duration Fund”) and Lord Abbett U.S. Government & Government Sponsored Enterprises Fund (the “U.S. Government Fund”)(individually, and collectively, a “Fund”) each Fund being a series of the Registrant.  Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

Attached as Exhibit 99.1 is the text of an email that, on or about October 22, 2007 was sent by the Registrant to certain registered shareholders of each Fund who have consented to receiving proxy materials electronically.

In addition to the foregoing, an additional copy of a proxy card for each Fund was mailed to those shareholders of the Fund who received the definitive proxy materials but had not yet voted their proxies.  The proxy cards were previously filed as exhibits to the proxy statement in connection with the definitive proxy statement filed with the SEC on September 4, 2007.